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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT










The Board of Directors
Worthington Industries, Inc.

We consent to the use of our report dated June 17, 2003, with respect to the consolidated balance sheets of Worthington Industries, Inc. and subsidiaries as of May 31, 2003 and 2002, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the two year period ended May 31, 2003, incorporated herein by reference.



/s/KPMG, L.L.P.


Columbus, Ohio
October 8, 2003